UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 16, 2007



                            GALLERY OF HISTORY, INC.
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               (Exact name of registrant as specified in its charter)



            Nevada                   0-13757                    88-0176525
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(State or Other Jurisdiction      (Commission                (I.R.S. Employer
      of Incorporation)           File Number)             Identification No.)


                            3601 West Sahara Avenue
                         Las Vegas, Nevada 89102-5822
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               (Address of Principal Executive Office) (Zip Code)


                                 (702) 364-1000
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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        (Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))







                Section 1 - Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2007, the Company entered into a letter agreement with Don A. Prince, pursuant to which Mr. Prince was employed on a full-time basis in a non-executive officer capacity, as the Company's Vice President of Sales.
Mr. Prince's employment is on an at-will basis, and may be terminated at any time by either Mr. Prince or the Company for any or no reason at all. Mr. Prince is being compensated at the per annum rate of $100,000, and the Company awarded Mr. Prince an aggregate 50,000 options to purchase a like number of shares of the Company's Common Stock at an exercise price of $2.19 per share (the closing price on April 16, 2007). The options are subject to a vesting schedule and expire upon the earlier of five years from the date of grant or the termination of Mr. Prince's employment with the Company, irrespective of the reasons for any such termination.








                  Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

 (d)	Exhibits.

10.1 Option Agreement by and between the Registrant and Don A. Prince, dated April 16, 2007.







                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                         GALLERY OF HISTORY, INC.

Date: April 18, 2007                     By: /s/ TODD AXELROD
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                                            Todd Axelrod,
                                            Chief Executive Officer